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                                                                     EXHIBIT 5.1


                        [LETTERHEAD OF LATHAM & WATKINS]

                                  June 29, 2000

ViaSat, Inc.
6155 El Camino Real
Carlsbad, California 92009

            Re:   Form S-8 Registration Statement;
                  250,000 Shares of Common Stock

Ladies and Gentlemen:

            In connection with the registration by ViaSat, Inc., a Delaware corporation (the "Company"), of 250,000 shares of common stock, par value $.0001 per share (the "Shares"), of the Company to be issued pursuant to The ViaSat, Inc. Employee Stock Purchase Plan (the "Purchase Plan") under the Securities Act of 1933, as amended (the "Act"), on a Registration Statement on Form S-8 filed with the Securities and Exchange Commission on June 29, 2000 (as amended from time to time, the "Registration Statement"), you have requested our opinion with respect to the matters set forth below.

            In our capacity as your counsel in connection with such registration, we are familiar with the proceedings taken and proposed to be taken by the Company in connection with the authorization, issuance and sale of the Shares, and for the purposes of this opinion, have assumed such proceedings will be timely completed in the manner presently proposed. In addition, we have made such legal and factual examinations and inquiries, including an examination of originals or copies certified or otherwise identified to our satisfaction of such documents, corporate records and instruments, as we have deemed necessary or appropriate for purposes of this opinion.

            In our examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, and the conformity to authentic original documents of all documents submitted to us as copies.

            We are opining herein as to the effect on the subject transaction only of the General Corporation Law of the State of Delaware, including statutory and reported decisional law thereunder, and we express no opinion with respect to the applicability thereto, or the effect thereon, of the laws of

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LATHAM & WATKINS

ViaSat, Inc.
June 29, 2000
Page 2

any other jurisdiction or any other laws, or as to any matters of municipal law or the laws of any local agencies within the state.

            Subject to the foregoing, it is our opinion that, as of the date hereof, the Shares have been duly authorized, and, upon issuance, delivery and payment therefor in the manner contemplated by the Purchase Plan, will be validly issued, fully paid and nonassessable.

            We consent to your filing this opinion as an exhibit to the Registration Statement.

                                    Very truly yours,

                                    /s/ Latham & Watkins